      As filed with the Securities and Exchange Commission on June 3, 1997
                                             Registration Statement No. 333-___

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-3

                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                 HYBRIDON, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

            DELAWARE                                     04-3072298
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                               620 MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 528-7000
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)

                             ----------------------

                            E. ANDREWS GRINSTEAD, III
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 HYBRIDON, INC.
                               620 MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 528-7000
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    COPY TO:

                             DAVID E. REDLICK, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, AS DETERMINED BY THE REGISTRANT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                 Proposed        Proposed
      Title of Each Class of         Amount       Maximum         Maximum
   Securities to be Registered       to be     Offering Price    Aggregate        Amount of
                                   Registered    Per Share     Offering Price  Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock, $.001 par value
  per share                         5,000,000     $6.50(1)     $32,500,000(1)       $9,849
-----------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on June 2, 1997.

                           --------------------------

      THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.


================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted pursuant to this Prospectus prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                    SUBJECT TO COMPLETION, DATED JUNE 3, 1997


PROSPECTUS

                                 HYBRIDON, INC.


                        5,000,000 SHARES OF COMMON STOCK

                              ---------------------

     All of the shares (the "Shares") of Common Stock, par value $.001 per share ("Common Stock"), of Hybridon, Inc., a Delaware corporation ("Hybridon" or the "Company"), offered hereby are being offered for sale by Hybridon from time to time.

     The Shares will be sold at prices and on terms to be determined at the time of a sale or sales. The Shares may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time. In addition, the Shares may be sold by Hybridon to other purchasers directly or through agents. Certain terms of the sale of the Shares in respect of which this Prospectus is being delivered, including, where applicable, the names of the underwriters, dealers and agents, the public offering price, the proceeds to Hybridon from such sale, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, will be set forth in a Prospectus Supplement, to the extent required (the "Prospectus Supplement"). See "Plan of Distribution".

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "HYBN." On June 2, 1997, the closing sale price of the Common Stock on the Nasdaq National Market was $6.50 per share.

                             ----------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                            ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------

                 The date of this Prospectus is June ___, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval system (EDGAR). The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to such Registration Statement. Statements contained in this Prospectus or in any document incorporated herein by reference regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

            (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 31, 1997 (the "Form 10-K");

            (ii) The Company's Current Report on Form 8-K dated April 2, 1997, filed with the Commission on April 14, 1997;

            (iii) The Company's Proxy Statement for the Annual Meeting of
                  Stockholders held on May 19, 1997, filed with the Commission on April 24, 1997;

            (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 15, 1997; and

            (v) The Company's Registration Statement on Form 8-A, filed with the Commission on December 8, 1995.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: Hybridon, Inc., 620 Memorial Drive, Cambridge, Massachusetts 02139,
Attention: Investor Relations Department, Telephone: (617) 528-7000.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE UNDER THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF AND THEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements in this Prospectus and any Prospectus Supplement, and in the documents incorporated herein and therein by reference, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 2B of the Exchange Act. For this purpose, any statements contained in this Prospectus and any Prospectus Supplement, or incorporated herein or therein by reference, that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth under the heading "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors That May Affect Future Results" in the Form 10-K and those set forth in "Risk Factors" herein.

                                   THE COMPANY

     Hybridon, Inc. ("Hybridon" or the "Company") is a leader in the discovery and development of novel genetic medicines based primarily on antisense technology. Antisense technology involves the use of synthetic segments of DNA (oligonucleotides) constructed through rational drug design to interact at the genetic level with target messenger RNA, which codes for the production of proteins. In contrast to traditional drugs, which are designed to interact with protein molecules associated with diseases, antisense drugs work at the genetic level to interrupt the process by which disease-causing proteins are produced. Drugs based on antisense technology may have broader applicability, greater efficacy and fewer side effects than conventional drugs because antisense compounds are designed to intervene early in the disease process at the genetic level and in a highly specific fashion.

     Hybridon, Inc. was incorporated in Delaware in May 1989. The Company's principal executive offices are located at 620 Memorial Drive, Cambridge, Massachusetts 02139 and its telephone number is (617) 528- 7000.

                                  RISK FACTORS

     The Shares offered hereby involve a high degree of risk. The following risk factors, together with the factors set forth under the heading "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Certain Factors That May Affect Future Results" in the Form 10-K, should be considered carefully in addition to the other information included or incorporated by reference in this Prospectus or in any Prospectus Supplement before purchasing the Shares offered hereby and thereby.

POSSIBLE VOLATILITY OF SHARE PRICE

     Investors should be aware that market prices for securities of companies such as Hybridon are highly volatile. Factors such as fluctuations in the Company's operating results, announcements of technological innovations or new commercial therapeutic products by the Company or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of drugs developed by the Company and general market conditions may have a significant effect on the market price of the Company's Common Stock.

ANTITAKEOVER PROVISIONS

     The Company's Restated Certificate of Incorporation (the "Restated Certificate") requires that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing, and will require reasonable advance notice by a stockholder of a proposal or director nomination which such stockholder desires to present at any annual or special meeting of stockholders. Special meetings of stockholders may be called only by the Chief Executive Officer or, if none, the President of the Company or by the Board of Directors. The Restated Certificate provides for a classified Board of Directors, and members of the Board of Directors may be removed only for cause upon the affirmative vote of holders of at least two-thirds of the shares of capital stock of the Company entitled to vote. Moreover, the Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of, and issue shares of, Preferred Stock.

     In addition to these provisions of the Restated Certificate, the terms of the Company's 9% Convertible Subordinated Notes due 2004 issued in the aggregate original principal amount of $50.0 million (the "Notes") require the Company, upon a change of control (as defined) of the Company, to offer to repurchase the Notes at a repurchase price equal to 150% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. There can be no assurance that the Company would have sufficient financial resources available to satisfy all of its obligations under the Notes in the event of a change of control. The Company's failure to purchase the Notes would result in a default under the indenture (the "Indenture") dated March 26, 1997 between the Company and State Street Bank and Trust Company under which the Notes were issued, which could have adverse consequences for the Company.

     The foregoing provision of the Notes, together with the provisions of the Restated Certificate described above and other provisions of the Restated Certificate, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

NO DIVIDENDS ANTICIPATED IN FUTURE

     The Company has not paid any cash dividends on its Common Stock since its inception and does not anticipate paying any cash dividends on its Common Stock in the future. Declaration of dividends on the Common Stock will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements and general business conditions. In addition, the Indenture limits the Company's ability to pay dividends or make other distributions on its Common Stock, and the Company is currently prohibited from paying cash dividends under a credit facility with a commercial bank.


                                 USE OF PROCEEDS

     Except as otherwise described in any applicable Prospectus Supplement, the net proceeds to Hybridon from the sale of the Shares offered hereby will be used for general corporate purposes, primarily research and product development activities, including costs of preparing Investigational New Drug applications and conducting preclinical studies and clinical trials, and for the equipping of facilities. Pending application of the proceeds of the offering, the Company intends to invest the net proceeds of the offering in short-term, investment-grade, U.S. dollar denominated, interest bearing instruments.

     The amounts actually expended by the Company and the purposes of such expenditures may vary significantly depending upon numerous factors, including the progress of the Company's research, drug discovery and development programs, the results of preclinical studies and clinical trials, the timing of regulatory approvals, technological advances, determinations as to the commercial potential of the Company's compounds and the status of competitive products. In addition, expenditures will also depend upon the establishment of collaborative research arrangements with other companies, the availability of other financing and other factors.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold by Hybridon on a negotiated or competitive bid basis through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, dealers or agents designated from time to time, or directly to other purchasers. The distribution of the Shares offered hereby may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, any Prospectus Supplement with respect to the Shares will set forth the terms of the offering and the proceeds to the Company from the sale thereof, any underwriting discounts and other items of price, and any discounts or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are utilized, the Shares being sold to them will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. To the extent required, the underwriter or underwriters with respect to the Shares being offered by Hybridon will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Any underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent.

     If a dealer is utilized in the sale of the Shares, Hybridon will sell the Common Stock to the dealer as principal. The dealer may then resell the Common Stock to the public at varying prices to be determined by the dealer at the time of sale. To the extent required, any dealer involved in the offer or sale of the Shares in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

     The Shares may be sold directly by Hybridon or through agents designated by Hybridon from time to time. To the extent required, any agent involved in the offer or sale of the Shares in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Any underwriters, dealers and agents that participate in the distribution of the Common Stock may be deemed to be underwriters as the term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any discounts or commissions received by them from Hybridon and any profits on the resale of the Common Stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements that may be entered into with Hybridon, to indemnification against or to contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect of such liabilities.

     Underwriters, dealers and agents may engage in other transactions with or perform other services for Hybridon. To the extent required, any such relationships will be set forth in a Prospectus Supplement.

                                  LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Hale and Dorr LLP, a limited liability partnership including professional corporations, 60 State Street, Boston, Massachusetts 02109. Attorneys in the law firm of Hale and Dorr LLP beneficially own an aggregate of 32,077 shares of Common Stock (including shares issuable upon exercise of stock options).

                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 incorporated in this Prospectus and elsewhere in the Registration Statement by reference from the Form 10-K, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

===========================================  ===================================

      NO DEALER, SALESPERSON OR OTHER PERSON
HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATIONS OTHER THAN
THOSE CONTAINED OR INCORPORATED BY REFERENCE                HYBRIDON, INC.
IN THIS PROSPECTUS OR IN ANY APPLICABLE
PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATIONS MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED BY
THE COMPANY. THIS PROSPECTUS AND ANY APPLICABLE             5,000,000 SHARES
PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN                  COMMON STOCK
OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO
BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH
SUCH OFFER OR SOLICITATION OF AN OFFER OR
SOLICITATION WOULD BE UNLAWFUL. NEITHER THE
DELIVERY OF THIS PROSPECTUS OR ANY APPLICABLE
PROSPECTUS SUPPLEMENT NOR ANY OFFER OR SALE
HEREUNDER AND THEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT
THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE
COMPANY SINCE THE DATE HEREOF AND THEREOF OR
THAT THE INFORMATION CONTAINED HEREIN AND
THEREIN IS CORRECT AS OF ANY DATE HEREOF AND
THEREOF.
                                                         -------------------
              ---------------
                                                             PROSPECTUS
              TABLE OF CONTENTS
                                                         -------------------
                                        PAGE
                                        ----

Available Information..................   2
Incorporation of Certain Documents
   By Reference........................   2
Special Note Regarding Forward-Looking
  Information..........................   3
The Company............................   4
Risk Factors...........................   4
Use of Proceeds........................   5
Plan of Distribution...................   6                June ___, 1997
Legal Matters..........................   7
Experts................................   7








===========================================  ===================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant. All amounts shown are estimates except the Securities and Exchange Commission registration fee.


Filing Fee - Securities and Exchange Commission            $  9,849

Legal fees and expenses................................    $ 40,000

Accounting fees and expenses...........................    $ 10,000

Printing expenses......................................    $ 10,000

Nasdaq National Market Listing Fee.....................    $ 17,500

Miscellaneous expenses.................................    $ 20,000
                                                           --------
   Total Expenses......................................    $107,349
                                                           ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the full extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The Registrant is a party to indemnification agreements E. Andrews Grinstead III, the Company's Chairman, President and Chief Executive Officer, and Anthony J. Payne, the Company's Senior Vice President of Finance and Administration and Chief Financial Officer. Such agreements provide that either of such individuals shall be indemnified by the Registrant (a) against all expenses (as defined in the agreements), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any legal proceeding (other than one brought by or on behalf of the Registrant) if such individual acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful and (b) against all expenses and amounts paid in settlement actually and reasonably incurred in connection with a legal proceeding brought by or on behalf of the Registrant if such individual acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such individual has been adjudged to be liable. If, with respect to such proceedings, such individual is successful on the merits or otherwise, such individual shall be reimbursed for all expenses. These individuals are required to provide notice to the Registrant of any threatened or pending litigation, and the Registrant has the right to participate in such action or assume the defense thereof.

ITEM 16.  LIST OF EXHIBITS.

 1*     Form of Underwriting Agreement for Common Stock.

 3.1**  Restated Certificate of Incorporation of the Registrant.

 3.2**  Amended and Restated By-Laws of the Registrant.

 4*** Specimen Certificate for shares of Common Stock, $.001 par value per share, of the Registrant.

 5      Opinion of Hale and Dorr LLP.

 23.1   Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.

 23.2   Consent of Arthur Andersen LLP.

 23.3   Consent of Banner & Witcoff, Ltd.

 24     Power of Attorney (See page II-5 of this Registration Statement).

------------

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

** Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

*** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-99024).

ITEM 17.  UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% effective change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 3rd day of June, 1997.




                                      HYBRIDON, INC.



                                      By: /s/ E. Andrews Grinstead, III
                                          -------------------------------------
                                          E. Andrews Grinstead, III
                                          Chairman of the Board, President and
                                             Chief Executive Officer




                                POWER OF ATTORNEY


       We, the undersigned officers and directors of Hybridon, Inc., hereby severally constitute E. Andrews Grinstead, III, Anthony J. Payne and Douglas J. Jensen, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of then singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement (including without limitation any subsequent Registration Statement for the same offering which may be filed under Rule 462 of the Securities Act) and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Hybridon, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                           Title                        Date
         ---------                           -----                        ----


/s/ E. Andrews Grinstead, III     Chairman of the Board, President  June 3, 1997
--------------------------------  and Chief Executive Officer and
E. Andrews Grinstead, III         Director (Principal Executive
                                  Officer)


/s/ Anthony J. Payne              Senior Vice President of Finance  June 3, 1997
--------------------------------  Administration, Treasurer,
Anthony J. Payne                  Secretary and Chief Financial
                                  Officer (Principal Financial and
                                  Accounting Officer)


/s/ Sudhir Agrawal                Director                          June 3, 1997
--------------------------------
Sudhir Agrawal

/s/ J. Robert Buchanan            Director                          June 1, 1997
----------------------------
J. Robert Buchanan



/s/ Mohamed El-Khereiji           Director                          June 1, 1997
----------------------------
Mohamed El-Khereiji



/s/ Youssef El-Zein               Director                          June 2, 1997
----------------------------
Youssef El-Zein



/s/ Nasser Menhall                Director                          June 1, 1997
----------------------------
Nasser Menhall



/s/ Jerry A. Weisbach             Director                          June 1, 1997
----------------------------
Jerry A. Weisbach



/s/ James B. Wyngaarden           Director                          June 1, 1997
----------------------------
James B. Wyngaarden



/s/ Paul C. Zamecnik              Director                          June 3, 1997
----------------------------
Paul C. Zamecnik

                              INDEX TO EXHIBITS

 1*     Form of Underwriting Agreement for Common Stock.

 3.1**  Restated Certificate of Incorporation of the Registrant.

 3.2**  Amended and Restated By-Laws of the Registrant.

 4*** Specimen Certificate for shares of Common Stock, $.001 par value per share, of the Registrant.

 5      Opinion of Hale and Dorr LLP.

 23.1   Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.

 23.2   Consent of Arthur Andersen LLP.

 23.3   Consent of Banner & Witcoff, Ltd.

 24     Power of Attorney (See page II-5 of this Registration Statement).

------------

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

** Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

*** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-99024).